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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2005
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       MERCANTILE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203
(Address of principal executive offices) (Zip Code)

(410) 237-5900
( Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

I. Compensation of Non-Employee Directors

On January 11, 2005, the Board of Directors of Mercantile Bankshares Corporation (the “Company”) approved revised compensation arrangements for non-employee directors. Director compensation is established by the Board of Directors and periodically reviewed. The Board of Directors believes the revised compensation arrangements are commensurate with those of other public financial institutions and better align director and shareholder interests.

Effective January 1, 2005 each non-employee director will receive an annual cash retainer of $35,000, payable each year in December, and an annual award of 500 shares of the Company’s common stock, issuable each year in January, exclusive of the year in which the director first joins the Board. New directors will receive a one-time award of 500 shares of the Company’s common stock upon first being elected to the Board. In addition, the Audit Committee chairperson will receive an annual cash retainer of $10,000 and the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee each will receive an annual cash retainer of $5,000. Directors will continue to be able to defer cash compensation pursuant to an existing deferred compensation plan, and to elect to receive, pursuant to an existing stock retainer plan, all or a portion of the cash retainer in shares of the Company’s common stock.

The issuance of the share awards in 2005 is subject to (1) further approval by the Board of Directors, and by the stockholders of the Company at the Company’s annual meeting of stockholders to the extent required, of a stock retainer and deferred compensation plan that also will permit directors to defer receipt of equity compensation and (2) the reservation by the Board of Directors of shares of the Company’s common stock for issuance under such new plan. Therefore, in 2005, the annual award of 500 shares will not be made in January but will be made after the further Board of Directors and stockholders approvals have been obtained.

A director of the Company who also is a director of Mercantile-Safe Deposit & Trust Company (the “Bank”) will receive no additional compensation for service as a director of the Bank, except that a director who is a member of the Bank’s Executive Committee and/or Trust Executive Committee will be eligible to receive a $500 fee for each committee meeting attended. Other than as described with respect to these Bank committee meeting fees, directors of the Company will not receive additional fees for attending meetings of the Board of Directors or committees thereof.

II. Executive Officer's Employment Agreement

Effective January 11, 2005, the Company and the Bank entered into an Executive Employment Agreement with Jay M. Wilson, pursuant to which Mr. Wilson serves as Vice Chairman of the Company and as Chairman and Chief Executive Officer of Investment and Wealth Management of the Company and the Bank. Mr. Wilson reports to Edward J. Kelly, III, and his duties include the executive leadership of the Bank’s Investment and Wealth Management Division. As disclosed in Item 5.02 of this report,

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Mr. Wilson also was elected to the Boards of Directors of the Company and the Bank on January 11, 2005.

Pursuant to the terms of the Executive Employment Agreement, Mr. Wilson will receive an annual salary of not less than $750,000. He will be eligible for a bonus of up to 100% of his base salary to be based in part on the determination of the Compensation Committee of the Board of Directors and in part on the terms of the employer’s Annual Incentive Compensation Plan. He will be entitled to participate in all benefit plans available to senior executives and employees generally. Reimbursement will be provided for use of a company automobile and certain entertainment expenses, including any club membership approved by Mr. Kelly. For two years after termination of employment, Mr. Wilson will agree not to compete in the investment advisory or management business in Maryland or in contiguous states or in the District of Columbia, or in any state in which the Company, the Bank or affiliated entities have any offices. The term of the agreement is for three years, renewable annually thereafter. Mr. Wilson is guaranteed the payment of benefits for the term of the agreement except in the case of death, voluntary resignation or termination for cause. Cause is defined as proven or admitted fraud or material illegal acts by the Executive or breach of any of the executive’s covenants of undivided loyalty to and the performance of duties for the Company and the Bank. In the event of termination without cause by the Company prior to the expiration of the term, Mr. Wilson would be entitled to receive all benefits provided in the agreement until the expiration of any remaining term.

The Executive Employment Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

III. Executive Officer's Severance Agreement

Effective January 11, 2005, the Company and the Bank entered into an Executive Severance Agreement with Jay M. Wilson. The terms of this agreement are comparable to the terms of severance agreements entered into with other executive officers of the Company. In the event that, following a “change of control” of the Company during the effective period of the agreement, Mr. Wilson is terminated (prior to his retirement date) within three years of a change of control without “cause” or if he resigns for “good reason,” then he is entitled to receive certain cash payments. Payments which may be made under the agreement are calculated at the maximum amount (when combined with amounts otherwise payable upon termination) which is deductible under Section 280G of the Internal Revenue Code. Generally, the maximum amount deductible is three times average base annual compensation (including salary, bonus, fringe benefits and deferred compensation) over five years. The Agreement provides, however, for additional payments to the officer to make him whole for the consequence of any excise tax imposed upon him if the Section 280G limits are exceeded. For the purposes of the agreement, a “change of control” means any of the following occurrences: (a) a person or group becomes the beneficial owner of at least 20% of the Company’s outstanding common stock; (b) there occur certain specified changes in the composition of the Board of Directors; (c) the Company’s stockholders approve a reorganization, merger, consolidation or statutory share exchange unless after such transaction, holders of the previously outstanding common stock own specified amounts of the combined voting power of the surviving entity; or (d) a liquidation or dissolution of the Company or sale

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of all or substantially all of the Company’s assets. For purposes of the agreement, termination by the Company for “cause” means termination upon (i) an act of personal dishonesty taken by Mr. Wilson intended to result in his substantial personal enrichment at the Company’s expense, (ii) Mr. Wilson’s willful, deliberate and continued failure to perform substantially his duties, which is not remedied after receipt of written notice, or (iii) conviction of a felony. “Good reason” includes the assignment to Mr. Wilson of any duties inconsistent with his status and position as they exist immediately prior to the change of control, a substantial failure by the Company to comply with its obligations to Mr. Wilson under employment arrangements with him, relocation of Mr. Wilson’s place of employment outside of the City of Baltimore, a purported termination of his employment not otherwise permitted under his employment arrangement or the failure of any potential successor to assume expressly the obligations of the agreement.

The Executive Severance Agreement is filed with this report as Exhibit 10.2 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)   On January 11, 2005, the Board of Directors appointed Alexander T. Mason and Jay M. Wilson as members of the Boards of Directors of the Company and the Bank.

Mr. Mason has served as Vice Chairman of the Company since joining the Company in November 2003. He is responsible for the firm’s Risk Management function, and he leads a number of important Company initiatives including strategic planning, new markets and business development, human resources, banking services and private equity investments.

Mr. Wilson returned to Mercantile earlier in January as Vice Chairman and Chief Executive Officer of the Bank’s Investment and Wealth Management Division. He served nearly a decade at the Bank beginning in 1989, including five years as a director of the Company and four years as head of the Bank’s Investment and Wealth Management Division from 1994 until 1997, before leaving to found and co-manage Spring Capital Partners LP, a private equity fund.

Messrs. Mason and Wilson were not appointed to any committee of the Company’s Board of Directors.

Mr. Wilson is a member of the Advisory Board of Spring Capital Partners, L.P., and he holds a limited partnership interest in that entity and a carried interest in that entity’s general partner. The Company has invested $3.8 million in Spring Capital Partners, L.P. as of December 31, 2004, and has a commitment to invest an additional $3.2 million.

On January 11, 2005, the registrant issued a press release announcing the addition of two new Directors of Mercantile Bankshares Corporation. A copy of the release is attached as Exhibit 99 and is incorporated herein by reference.

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Item 9.01. Financial Statements, and Exhibits.

(c) Exhibits.

10.1	Executive Employment Agreement dated January 11, 2005 among the Company, the Bank and Jay M. Wilson

10.2	Executive Severance Agreement dated January 11, 2005 among the Company the Bank and Jay M. Wilson

99	Press Release

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation (Registrant)

Date: January 14, 2005	By:	/s/ Terry L. Troupe
Terry L. Troupe
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement dated January 11, 2005 among the Company, the Bank and Jay M. Wilson
10.2	Executive Severance Agreement dated January 11, 2005 among the Company, the Bank and Jay M. Wilson
99	Press Release

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